EXHIBIT 23

                        CONSENT OF INDEPENDENT ACCOUNTS

    We consent to the incorporation by reference in the Registration Statements on Forms S-8 (File nos. 2-86758, 2-93570, 33-54127, 33-56075, 33-56077,
33-56081, 33-56083, 33-56079, 33-57885, 33-64867, 33-64869, 33-64953 and
333-02251) of Tyco International Ltd. of our reports dated July 25, 1996 on our audit of the consolidated financial statements and financial statement schedule of Tyco International Ltd. as of and for the years ended June 30, 1996 and 1995 which reports are included in this Report on Form 10-K.




                                                        COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
September 20, 1996